Exhibit 1

CITIGROUP GLOBAL MARKETS INC.

HSBC SECURITIES (USA) INC.

J.P. MORGAN SECURITIES LLC

SG AMERICAS SECURITIES, LLC

SCHLUMBERGER INVESTMENT SA

$900,000,000 2.650% Senior Notes due 2030

guaranteed by

SCHLUMBERGER LIMITED

Underwriting Agreement

June 17, 2020

Citigroup Global Markets Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

SG Americas Securities, LLC

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o SG Americas Securities, LLC

245 Park Avenue

New York, New York 10167

Ladies and Gentlemen:

Schlumberger Investment SA, a public limited liability company (société anonyme) organized under the laws of the Grand Duchy of Luxembourg and having its registered address at 42-44 Avenue de la Gare, L-1610 Luxembourg, and registered with the Luxembourg Register of Commerce and Companies under number B 163.122 (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom Citigroup Global Markets Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and SG Americas Securities, LLC are acting as representatives (each a “Representative,” and collectively, the “Representatives”), $900,000,000 principal amount of its 2.650% Senior Notes due 2030 (the “Securities”). The Securities will be issued pursuant to an Indenture dated as of December 3, 2013 (the “Base Indenture”) among the Company, Schlumberger Limited, a company incorporated under the laws of Curaçao, as guarantor (the “Guarantor”), and The Bank of New York Mellon, as trustee (the “Trustee”), as amended and supplemented by a supplemental indenture to be dated as of the Closing Date (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), and will be unconditionally guaranteed on an unsecured senior basis by the Guarantor (the “Guarantee”).

The Company and the Guarantor hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.    Registration Statement. The Company and the Guarantor have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-231029), including a prospectus, relating to the Securities. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430B under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each preliminary prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company and the Guarantor have filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Time of Sale (as defined below), the Company and the Guarantor had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated June 17, 2020, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Time of Sale” means 3:00 p.m., New York City time, on June 17, 2020.

2.    Purchase of the Securities by the Underwriters.

(a)    The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.158% of the principal amount thereof plus accrued interest, if any, from June 26, 2020 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)    The Company and the Guarantor understand that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Company and the Guarantor acknowledge and agree that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)    Payment for and delivery of the Securities will be made at the offices of Davis Polk & Wardwell LLP at 10:00 A.M., New York City time, on June 26, 2020, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d)    Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e)    The Company and the Guarantor acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantor with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantor or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantor shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Company or the Guarantor with respect thereto. Any review by the Representatives or any Underwriter of the Company, the Guarantor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter and shall not be on behalf of the Company or the Guarantor or any other person.

3A.    Representations and Warranties of the Company and the Guarantor. The Company and the Guarantor jointly and severally represent and warrant to each Underwriter that:

(a)    Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantor make no representation or warranty with respect to any statements or omissions in the Preliminary Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b)    Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantor make no representation or warranty with respect to any statements or omissions in the Time of Sale Information based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)    Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the

Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii), (iii) and (iv) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto as constituting part of the Time of Sale Information and (v) any electronic road show and any other written communications, in each case used in accordance with Section 4(c). Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantor make no representation or warranty with respect to any statements or omissions in the Issuer Free Writing Prospectus based upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(d)    Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the knowledge of the Company or the Guarantor, threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantor make no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions in the Registration Statement and the Prospectus and any amendment or supplement thereto based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(e)    Organization and Good Standing of the Company. The Company has been duly incorporated, is validly existing as a corporation in good standing, to the extent applicable, under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business and is duly qualified to transact business and is in good standing, to the extent applicable, in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing, to the extent applicable, would not be reasonably expected to have a material adverse effect on the financial condition, results of operations or business of the Guarantor and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(f)    Due Authorization. The Company has all requisite right, power and authority to execute and deliver the Securities, and the Company has all requisite right, power and authority to execute and deliver this Agreement and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all corporate action required to be taken by it for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(g)    The Base Indenture. The Base Indenture has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company (assuming the due authorization, execution and delivery of the other parties thereto), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity (collectively, the “Enforceability Exceptions”).

(h)    The Second Supplemental Indenture. The Second Supplemental Indenture has been duly authorized and, when executed and delivered by the Company, will be a valid and binding agreement of the Company (assuming the due authorization, execution and delivery of the other parties thereto), enforceable in accordance with its terms, subject to the Enforceability Exceptions.

(i)    The Securities. The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(j)    Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(k)    Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(l)    No Violation or Default. The Company is not (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(m)    No Conflicts; No Consents Required. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not contravene (i) any provision of applicable law; (ii) the articles of incorporation or by-laws of the Company; (iii) any agreement or other instrument binding upon the Company; or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, except, in the case of clauses (i), (iii) and (iv) above, for any such contravention that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Transaction Documents or the Securities, except such as may be required by the securities or Blue Sky laws of the various states of the United States of America or comparable laws of other jurisdictions in connection with the offer and sale of the Securities.

(n)    Legal Proceedings. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company is a party or to which any of the properties of the Company is subject other than proceedings described in each of the Registration Statement, the Time of Sale Information and the Prospectus and proceedings that would not be reasonably expected to have a Material Adverse Effect or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Securities or to consummate the transactions contemplated by the Prospectus.

(o)    Investment Company Act. The Company is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, will be exempt from regulation as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p)    No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

3B.    Representations and Warranties of the Guarantor. The Guarantor represents and warrants to each Underwriter that:

(a)    Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantor make no representation or warranty with respect to any statements or omissions in the Preliminary Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b)    Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantor make no representation or warranty with respect to any statements or omissions in the Time of Sale Information based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)    Issuer Free Writing Prospectus. The Company and the Guarantor (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto as constituting part of the Time of Sale Information and (v) any electronic road show and any other written communications, in each case used in accordance with
Section 4(c). Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantor make no representation or warranty with respect to any statements or omissions in the Issuer Free Writing Prospectus based upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(d)    Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the knowledge of the Company or the Guarantor, threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantor make no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions in the Registration Statement and the Prospectus and any amendment or supplement thereto based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(e)    Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and, when read together with the other information in such Registration Statement, Prospectus or Time of Sale Information, as the case may be, at the time the Registration Statement became effective, at the time the Prospectus was issued, at the Time of Sale and at the Closing Time, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)    Financial Statements. The financial statements and the related notes thereto of the Guarantor and its consolidated subsidiaries included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), as applicable, and present fairly in all material respects the financial position of the Guarantor and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except as disclosed therein; and the other Guarantor financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby. The interactive data in eXtensible Business Reporting Language incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)    No Material Adverse Change. There has not occurred any material adverse change, in the financial condition, or in the earnings, business or operations of the Guarantor and its consolidated subsidiaries, taken as a whole, from that set forth in the most recent financial statements of the Guarantor and its consolidated subsidiaries contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(h)    Organization and Good Standing of the Company and the Guarantor. Each of the Company and the Guarantor has been duly incorporated, is validly existing as a corporation in good standing, to the extent applicable, under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its respective property and to conduct its business and is duly qualified to transact business and is in good standing, to the extent applicable, in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing, to the extent applicable, would not be reasonably expected to have a Material Adverse Effect.

(i)    Organization and Good Standing of the Guarantor’s Significant Subsidiaries; Capitalization. Each significant subsidiary of the Guarantor has been duly incorporated or organized, is validly existing as a corporation or other legal entity in good standing (to the extent applicable to the significant subsidiary) under the laws of the jurisdiction of its incorporation or formation, has the corporate, partnership or other entity power and authority to own its property and to conduct its business and is duly qualified to transact business and is in good standing (to the extent applicable to such significant subsidiary) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not be reasonably expected to have a Material Adverse Effect; except as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus, all of the issued shares of capital stock of each significant subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims (except for such liens, encumbrances, equities or claims as are not, individually or in the aggregate, material to the ownership, use or value thereof or as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus).

(j)    Due Authorization. The Company has all requisite right, power and authority to execute and deliver the Securities, and the Company and the Guarantor have all requisite right, power and authority to execute and deliver the Transaction Documents and to perform their respective obligations hereunder and thereunder; and all corporate action required to be taken by them for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(k)    The Base Indenture. The Base Indenture has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Guarantor (assuming the due authorization, execution and delivery of the other parties thereto), enforceable in accordance with its terms, subject to the Enforceability Exceptions.

(l)    The Second Supplemental Indenture. The Second Supplemental Indenture has been duly authorized and, when executed and delivered by the Company and the Guarantor, will be a valid and binding agreement of the Company and the Guarantor (assuming the due authorization, execution and delivery of the other parties thereto), enforceable in accordance with its terms, subject to the Enforceability Exceptions.

(m)    The Securities and the Guarantee. The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantee has been duly authorized by the Guarantor and, when the Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(n)    Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

(o)    Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(p)    No Violation or Default. None of the Company, the Guarantor, nor any of the Guarantor’s significant subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Guarantor or any of the Guarantor’s significant subsidiaries is a party or by which the

Company, the Guarantor or any of the Guarantor’s significant subsidiaries is bound or to which any of the property or assets of the Company, the Guarantor or any of the Guarantor’s significant subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(q)    No Conflicts; No Consents Required. The execution and delivery by the Company and by the Guarantor of, and the performance by the Company and by the Guarantor of their obligations under, this Agreement, the Indenture (including the Guarantee set forth therein) and the Securities will not contravene (i) any provision of applicable law; (ii) the articles of incorporation or by-laws of the Company and of the Guarantor; (iii) any agreement or other instrument binding upon the Company, the Guarantor or any of the Guarantor’s significant subsidiaries; or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, the Guarantor or any of the Guarantor’s significant subsidiaries, except, in the case of clauses (i), (iii) and (iv) above, for any such contravention that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company and by the Guarantor of their obligations under this Agreement, the Indenture (including the Guarantee set forth therein) or the Securities, except such as may be required by the securities or Blue Sky laws of the various states of the United States of America or comparable laws of other jurisdictions in connection with the offer and sale of the Securities.

(r)    Legal Proceedings. There are no legal or governmental proceedings pending or, to the knowledge of the Company or the Guarantor, threatened to which the Company, the Guarantor or any of the Guarantor’s significant subsidiaries is a party or to which any of the properties of the Company, the Guarantor or any of the Guarantor’s significant subsidiaries is subject other than proceedings described in each of the Registration Statement, the Time of Sale Information and the Prospectus and proceedings that would not be reasonably expected to have a Material Adverse Effect or a material adverse effect on the power or ability of the Company and the Guarantor to perform their obligations under this Agreement, the Indenture (including the Guarantee set forth therein) or the Securities or to consummate the transactions contemplated by the Prospectus.

(s)    Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Guarantor and its consolidated subsidiaries, are independent public accountants with respect to the Guarantor and its consolidated subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t)    No Undisclosed Relationships. No relationship, direct or indirect, exists between the Guarantor or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Guarantor or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(u)    Investment Company Act. The Guarantor is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, will be exempt from regulation as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(v)    Compliance With Environmental Laws. The Guarantor and its significant subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus and except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(w)    No Liabilities Associated with Environmental Laws. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus or which would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(x)    Disclosure Controls. The Guarantor maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Guarantor in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Guarantor’s management as appropriate to allow timely decisions regarding required disclosure. The Guarantor has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(y)    Accounting Controls. The Guarantor maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Guarantor maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses or significant deficiencies in the Guarantor’s internal controls.

(z)    Compliance with OFAC. The Guarantor will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(aa)    No Broker’s Fees. Neither the Guarantor nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(bb)    No Stabilization. Neither the Company nor the Guarantor has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(cc)    Sarbanes-Oxley Act. The Guarantor is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).

(dd)    Cybersecurity; Data Protection. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus or as would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect, the Company and its significant subsidiaries are in compliance with all applicable laws or statutes, all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, and applicable internal policies and contractual obligations, in each case relating to (i) the privacy and security of the Company’s and its significant subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”), (ii) personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) used in their businesses, and (iii) the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

4.    Further Agreements of the Company and the Guarantor. The Company and the Guarantor jointly and severally covenant and agree with each Underwriter that:

(a)    Required Filings. The Company and the Guarantor will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430B under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex A hereto) to the extent required by Rule 433 under the Securities Act; and the Company and the Guarantor will file promptly all reports and any definitive proxy or information statements required to be filed by the Company and the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company and the Guarantor will furnish, or cause to be furnished, copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)    Delivery of Copies. The Company and the Guarantor will deliver upon request, without charge, (i) to the Representatives, a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)    Amendments or Supplements; Issuer Free Writing Prospectuses. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company and the Guarantor will furnish, or cause to be furnished, to the

Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)    Notice to the Representatives. From the date hereof until the end of the Prospectus Delivery Period, the Company and the Guarantor will advise the Representatives promptly, and confirm such advice in writing (which advice may be delivered via e-mail), (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening in writing of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vi) of the receipt by the Company and the Guarantor of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company and the Guarantor of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company and the Guarantor will use their reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use their reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e)    Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary, in the opinion of counsel to the Guarantor or counsel to the Underwriters, to amend or supplement any of the Time of Sale Information to comply with law, the Company and the Guarantor will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters, such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or so that any of the Time of Sale Information will comply with law.

(f)    Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary, in the opinion of counsel to the Guarantor or counsel to the Underwriters, to amend or supplement the Prospectus to comply with law, the Company the Guarantor will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that the Prospectus will comply with law.

(g)    Blue Sky Compliance. The Company and the Guarantor will cooperate with the Underwriters to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that neither the Company nor the Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)    Earning Statement. The Guarantor will make generally available to its security holders and the Representatives as soon as practicable, but in any event not later than 16 months after the effective date (as defined in Rule 158(c) under the Securities Act), an earning statement (which need not be audited) that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Guarantor, Rule 158).

(i)    Clear Market. During the period from the date hereof through and including the Closing Date, the Company and the Guarantor will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or the Guarantor and having a tenor of more than one year.

(j)    Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(k)    DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l)    No Stabilization. Neither the Company nor the Guarantor will take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m)    Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.    Certain Agreements of the Underwriters. Each Underwriter hereby represents to the Company and the Guarantor and agrees that:

(a)    It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and the Guarantor and not incorporated by reference into the Registration Statement and any press release issued by the Company and the Guarantor) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3A(c) or 3B(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Guarantor in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex A hereto without the consent of the Guarantor.

(b)    It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and the Guarantor if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.    Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and the Guarantor of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)    Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act, shall be pending before or threatened by the Commission; the Prospectus and each

Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)    Representations and Warranties. The representations and warranties of the Company and the Guarantor contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantor and their respective officers or authorized signatories, as the case may be, made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)    No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Guarantor by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Guarantor or any of its significant subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)    No Material Adverse Change. No event or condition of a type described in Section 3B(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto after the Time of Sale) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)    Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an officer or authorized signatory, as the case may be, of the Company and an executive officer or authorized signatory, as the case may be, of the Guarantor reasonably satisfactory to the Representatives (i) confirming that each such officer or authorized signatory, as the case may be, has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of each such officer or authorized signatory, as the case may be, the representations made by the Company or the Guarantor, as applicable, set forth in Sections 3A(b) and 3A(d) with respect to the Company and
Sections 3B(b) and 3B(d) with respect to the Guarantor hereof are true and correct, (ii) confirming that, to the best knowledge of each such officer or authorized signatory, as the case may be, the other representations and warranties made by the Company or the Guarantor, as applicable, in this Agreement are true and correct and that the Company or the Guarantor, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraph (b) above with respect to the Company or the Guarantor, as applicable, and to the effect that no event or condition of a type described in Section 3B(g) hereof shall have occurred or shall exist.

(f)    Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company and the Guarantor, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g)    Opinion and 10b-5 Statement of Counsel for the Company. (i) Gibson Dunn & Crutcher LLP, U.S. counsel for the Company and the Guarantor, shall have furnished to the Representatives, at the request of the Company and the Guarantor, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, covering the matters reasonably requested by the Representatives substantially to the effect set forth in Annex C hereto; (ii) Loyens & Loeff Luxembourg S.à r.l., Luxembourg counsel for the Company, shall have furnished to the Representatives as well as to Bank of New York Mellon, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, covering the matters reasonably requested by the Representatives substantively to the effect set forth in Annex D hereto; and (iii) STvB Advocaten, Curaçao counsel for the Guarantor, shall have furnished to the Representatives, at the request of the Guarantor, their written opinion, dated the Closing Date and addressed to the Underwriters, covering the matters reasonably requested by to the Representatives substantively to the effect set forth in Annex E hereto.

(h)    Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)    No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee.

(j)    Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Guarantor in their respective jurisdictions of organization (as of the closest practical date prior to the Closing Date as possible), in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(k)    DTC. The Securities shall be eligible for clearance and settlement through DTC.

(l)    Additional Documents. On or prior to the Closing Date, the Company and the Guarantor shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.    Indemnification and Contribution.

(a)    Indemnification of the Underwriters. The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, agents, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except (x) insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company and the Guarantor in writing by such Underwriter through the Representatives expressly for use therein and (y) insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission which pertains exclusively to the Company, only the Company and the Guarantor shall be obligated to indemnify and hold harmless as set forth in this Section 7(a).

(b)    Indemnification of the Company and the Guarantor. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor, each of their respective affiliates, agents, directors, authorized signatories and officers who signed the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company and the Guarantor by such Underwriter in writing through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Time of Sale Information, it being understood and agreed that the only such information consists of the following information set forth in the Preliminary Prospectus and the Prospectus under the caption “Underwriting”: the names of the Underwriters provided in paragraph 1 and the table immediately following paragraph 1, paragraph 3, sentences 3 and 4 in paragraph 7 and paragraph 8.

(c)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses reasonably incurred of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel)

for all Indemnified Persons, and that all such fees and expenses reasonably incurred shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, the Guarantor, their respective directors, authorized signatories and officers who signed the Registration Statement and any control persons of the Company and the Guarantor shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel reasonably incurred as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)    Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (after deducting discounts and commissions to the Underwriters but before deducting expenses) received by the Company and the Guarantor from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    Limitation on Liability. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)    Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.    Termination. This Agreement may be terminated in the absolute discretion of the Representatives (except as provided in clause (iv) below), by prior notice to the Guarantor, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange; (ii) trading of any securities issued or guaranteed by the Company or the Guarantor shall have been suspended on any exchange; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

9.    Defaulting Underwriter.

(a)    If, on the Closing Date, any one or more Underwriters defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder and the default exceeds one-eleventh of the aggregate amount of the Securities to be purchased hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons reasonably satisfactory to the Guarantor on the terms contained in this Agreement. If, within 36 hours after any such default by any one or more Underwriters, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Guarantor shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of any one or more defaulting Underwriters, either the non-defaulting Underwriters or the Guarantor may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of U.S. counsel for the Company and the Guarantor or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Guarantor agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that one or more defaulting Underwriter agreed but failed to purchase.

(b)    If the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Guarantor shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Guarantor as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Guarantor shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Guarantor, except that the Company and the Guarantor will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Guarantor or any non-defaulting Underwriter for damages caused by its default.

(e)    For the avoidance of doubt, to the extent an Underwriter’s obligation to purchase Securities hereunder constitutes a BRRD Liability (as defined below) and such Underwriter does not, at the Closing Date, purchase the full amount of the Securities that it has agreed to purchase hereunder due to the exercise by the Relevant Resolution Authority (as defined below) of its powers under the relevant Bail-in Legislation as set forth in Section 12 below with respect to such BRRD Liability, such Underwriter shall be deemed, for all purposes of this Section 9, to have defaulted on its obligation to purchase such Securities that it has agreed to purchase hereunder but has not purchased, and this Section 9 shall remain in full force and effect with respect to the obligations of the other Underwriters.

10.    Payment of Expenses.

(a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantor jointly and severally agree to pay or cause to be paid all out-of-pocket costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the out-of-pocket costs incident to the authorization, issuance, initial sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the out-of-pocket costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the out-of-pocket costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and out-of-pocket expenses of the Company’s and the Guarantor’s counsel and independent accountants; (v) the fees and out-of-pocket expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and out-of-pocket expenses of the Trustee and any paying agent (including related reasonable fees and expenses of any counsel to such parties); (viii) all out-of-pocket expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, and the approval of the Securities for book-entry transfer by DTC; and (ix) all out-of-pocket expenses incurred by the Company and the Guarantor in connection with any “road show” presentation to potential investors.

(b)    If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company and the Guarantor jointly and severally agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses reasonably incurred of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby; provided, however, that in the case of clauses (ii) and (iii) above, the Company and the Guarantor shall not be required to pay such costs and expenses where such failure to consummate the Agreement or termination is by reason of a default by any of the Underwriters.

11.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement and any interest and obligation in or under this Agreement will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or any BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, the Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

12.    Contractual Recognition of Bail-In.

(a)    Each of the parties to this Agreement acknowledges, accepts and agrees that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by: (i) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the Company or the Guarantor under this Agreement, which (without limitation) may include and result in any of the following or some combination thereof: (w) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (x) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person, and the issue to or conferral on each of the Company and the Guarantor of such shares, securities or obligations; (y) the cancellation of the BRRD Liability; and (z) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and (ii) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(b)    Each of the parties to this Agreement acknowledges and accepts that this provision is exhaustive on the matters described herein to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understandings between the parties hereto, relating to the subject matter of this Agreement.

(c)    As used in this Section 12:

“Bail-in Legislation” means in relation to the UK and a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Underwriters.

13.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

14.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantor and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantor or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantor or the Underwriters.

15.    Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided:

(a)    the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act;

(b)    the term “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party;

(c)    the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City;

(d)    the term “Covered Entity” means any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

(e)    the term “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1 as applicable;

(f)    the term “Exchange Act” means the Securities Exchange Act of 1934, as amended;

(g)    the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act and refers only to those significant subsidiaries listed on Exhibit 21 to the Guarantor’s Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the Commission on January 22, 2020;

(h)    the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and

(i)    the term “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.    Miscellaneous.

(a)    Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 (fax: 646-291-1469), Attention: General Counsel; c/o HSBC Securities (USA) Inc. 452 Fifth Avenue, New York, New York 10018, Attention: Transaction Management Group; c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, Fax: (212) 834-6081; and c/o SG Americas Securities, LLC, 245 Park Avenue, 11th Floor, New York, New York 10167, Attention: General Counsel or if by e-mail to US-Glfi-Abp-Cmbs-Notices@sgcib.com. Notices to the Company and the Guarantor shall be given to them at Parkstraat 83, The Hague, The Netherlands, Attention: Director of Treasury Operations, and 5599 San Felipe, Houston, TX 77056, Fax: (713) 513-2006, Attention: Vice President & Treasurer.

(c)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)    Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(e)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(f)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

SCHLUMBERGER INVESTMENT SA

By:	/s/ Joanna Todd
Name:	Joanna Todd
Title:	Class B Director

SCHLUMBERGER LIMITED

By:	/s/ Claudia Jaramillo
Name:	Claudia Jaramillo
Title:	Vice President and Treasurer

Accepted: June 17, 2020

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Brian D. Bednarski
Name:	Brian D. Bednarski
Title:	Managing Director

HSBC SECURITIES (USA) INC.

By	/s/ Diane Kenna
Name:	Diane Kenna
Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By	/s/ Som Bhattacharyya
Name:	Som Bhattacharyya
Title:	Executive Director

SG AMERICAS SECURITIES, LLC

By	/s/ Andrew Menzies
Name:	Andrew Menzies
Title:	Managing Director

Each for themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

Schedule 1

Underwriter	Principal Amount
Citigroup Global Markets Inc.	$135,000,000
HSBC Securities (USA) Inc.	135,000,000
J.P. Morgan Securities LLC	135,000,000
SG Americas Securities, LLC	135,000,000
BBVA Securities Inc.	90,000,000
BNP Paribas Securities Corp.	90,000,000
Morgan Stanley & Co. LLC	90,000,000
MUFG Securities Americas Inc.	90,000,000

Total	$900,000,000

Annex A

Time of Sale Information

•	Pricing Term Sheet, dated June 17, 2020, substantially in the form of Annex B.

Annex B

Filed Pursuant to Rule 433

Registration Statement No. 333-231029

Schlumberger Investment SA

$900,000,000 2.650% Senior Notes due 2030

Pricing Term Sheet

June 17, 2020

Issuer:	Schlumberger Investment SA

Guarantor:	Schlumberger Limited

Title:	2.650% Senior Notes due 2030

Issue Format:	SEC registered

Principal Amount:	$900,000,000

Coupon:	2.650%

Price to Public:	99.608%

Interest Payment Dates:	June 26 and December 26, beginning December 26, 2020

Trade Date:	June 17, 2020

Settlement Date:	June 26, 2020

Maturity Date:	June 26, 2030

Make-Whole Call:	T + 30 basis points

Par Call:	At any time on or after March 26, 2030

Benchmark Treasury:	UST 0.625% due May 15, 2030

Treasury Yield:	0.745%

Spread to Benchmark Treasury:	+195 basis points

Reoffer Yield:	2.695%

CUSIP:	806854 AJ4

ISIN:	US806854AJ48

Joint Book-Running Managers:

Citigroup Global Markets Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

SG Americas Securities, LLC

BBVA Securities Inc.

BNP Paribas Securities Corp.

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

Settlement and Sale of the Notes

The Issuer expects to deliver the Notes against payment for the Notes on or about June 26, 2020 which will be the seventh business day following June 17, 2020, the date of the pricing of the Notes. Since trades in the secondary market generally settle in two business days, purchasers who wish to trade Notes on the date of pricing or the next four succeeding business days will be required, by virtue of the fact that the Notes initially will settle in T+7, to specify alternative settlement arrangements to prevent a failed settlement.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, HSBC Securities (USA) Inc. toll-free at 1-866-811-8049, J.P. Morgan Securities LLC collect at 1-212-834-4533 and SG Americas Securities, LLC toll-free at 1-855-881-2108.